UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 4, 2012

COMPUTER SCIENCES CORPORATION (Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive
Falls Church, Virginia	22042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (703) 876-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2012, Computer Sciences Corporation (“Company”) announced that James W. Sheaffer has retired from his position as president of the North American Public Sector, effective June 4, 2012.  Mr. Sheaffer will continue his employment with the Company until June 29, 2012 to ensure a smooth transition.  The Compensation Committee of the Board (“Compensation Committee”) has agreed, as permitted under the terms of Mr. Sheaffer’s outstanding equity-based awards, to accelerate the vesting of all outstanding options and restricted stock units that otherwise would have vested during the twelve-month period following Mr. Sheaffer’s departure had he remained employed by the Company during that period.  Accordingly, the vesting of 26,232 stock options and 9,197 service-based restricted stock units was accelerated.  Mr. Sheaffer will forfeit an additional 14,080 stock options and 18,208 performance-based restricted stock units.

On June 5, 2012, the Company also announced that David W. Zolet has been appointed president of the North American Public Sector, effective June 4, 2012.  Mr. Zolet will receive an annual base salary of $475,000 for the Company’s 2013 fiscal year, with a target annual cash incentive opportunity equal to 110% of his annual base salary.  In addition,  he received an annual long-term equity incentive award with an approved value of 200% of his annual base salary, in each case with terms and conditions generally applicable to awards granted to other senior executive officers of the Company.  Forty percent (40%) of the equity award consisted of stock options and the remaining 60% consisted of performance-based restricted stock units.  The number of shares subject to the annual long-term equity incentive award was determined in accordance with the Company’s Equity Grant Policy.  Accordingly, Mr. Zolet received 44,759 stock options and 19,547 performance-based restricted stock units.

Prior to his appointment as president of the North American Public Sector unit, Mr. Zolet, 51, served as the president of business development in the North American Public Sector since June 2010.  Prior to his tenure with the Company, from 2008 to 2010, Mr. Zolet was a vice president of Public Sector Systems Integration at IBM.  Prior to that, he served as vice president and general manager of the Enterprise and Infrastructure unit from 2008 to 2009 and as vice president and general manager of the Commercial, State and Local Business unit at Northrop Grumman from 2007 to 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: June 6, 2012	By:	/s/ William L. Deckelman, Jr.
William L. Deckelman, Jr.
Vice President and General Counsel